AMENDMENT TO FUND PARTICIPATION AGREEMENT

The Fund Participation Agreement dated as of the 21st day of October, 1998 between BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA and each of DREYFUS VARIABLE INVESTMENT FUND, THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC., DREYFUS STOCK INDEX FUND, INC. (formerly know as "Dreyfus Life and Annuity Index Fund, Inc. (d/b/a Dreyfus Stock Index Fund"), and DREYFUS INVESTMENT PORTFOLIOS is hereby amended, as follows:

         Exhibit A is deleted in its entirety and replaced with the revised Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the 1st day of January, 2005.

BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA                  DREYFUS VARIABLE INVESTMENT FUND

By:  _________________________________                       By:  _____________________________________

Name: _______________________________                        Name:  ___________________________________

Title:  ________________________________                     Title: ____________________________________


THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.           DREYFUS STOCK INDEX FUND, INC.

By:  _________________________________                       By:  ____________________________________

Name:  _______________________________                       Name:  _________________________________

Title:  ________________________________                     Title: ___________________________________


DREYFUS INVESTMENT PORTFOLIOS
By: __________________________________

Name:  _______________________________

Title: _________________________________



                                    EXHIBIT A

                           LIST OF PARTICIPATING FUNDS


Fund Name                                                     Share Class
Dreyfus Investment Portfolios
         Emerging Leaders Portfolio                           Initial
         Small Cap Stock Index Portfolio                      Service

Dreyfus Stock Index Fund, Inc.                                Initial

The Dreyfus Socially Responsible Growth
Fund, Inc.                                                    Initial

Dreyfus Variable Investment Fund
         Disciplined Stock Portfolio                          Initial
         International Value Portfolio                        Initial